                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF WASTE CONNECTIONS, INC.

Waste Connections of Idaho, Inc., a Delaware corporation

Waste Connections of Washington, Inc., a Washington corporation

Waste Connections of Wyoming, Inc., a Delaware corporation

Madera Disposal Systems, Inc., a California corporation

Sunshine Sanitation, Incorporated, a South Dakota corporation

Sowers' Sanitation, Inc., a South Dakota corporation

Waste Connections of Utah, Inc., a Delaware corporation

B&B Sanitation, Inc., an Oklahoma corporation

Red Carpet Landfill, Inc., an Oklahoma corporation

Darlin Equipment, Inc., an Oklahoma corporation

Arrow Sanitary Service, Inc., an Oregon corporation doing business as "Oregon
   Paper Fiber"

Curry Transfer and Recycling, Inc., an Oregon corporation

Oregon Waste Technology, Inc., an Oregon corporation (wholly owned by Curry
   Transfer and Recycling, Inc.)

T&T Disposal, Inc., a Wyoming corporation

Waste Connections of Nebraska, Inc., a Delaware corporation

Shrader Refuse and Recycling Service Company, a Nebraska corporation

Big Red Roll Off, Inc., a Nebraska corporation

J&J Sanitation, Inc., a Nebraska corporation

Evergreen Waste Systems, Inc., an Oregon corporation

Siuslaw Disposal, Inc., an Oregon corporation

Moreland Sanitary Service, Inc., an Oregon corporation

Columbia Sanitary Service, Inc., an Oregon corporation

Amador Disposal Service, Inc., a California corporation

Mother Lode Sani-Hut, Inc., a California corporation

Roche & Sons, Inc., a Utah corporation

City Sanitation, Inc., a Utah corporation

Butler County Landfill, a Nebraska corporation

Murrey's Disposal Company, Inc., a Washington corporation

American Disposal Company, Inc., a Washington corporation

D. M. Disposal Co., Inc., a Washington corporation

Tacoma Recycling Company, Inc., a Washington corporation

CRX Inc., a Nebraska corporation

Dopheide Sanitary Service Inc., a Nebraska corporation

Better Disposal Service, Inc., a Nebraska corporation

Wahoo Sanitation, Inc., a Nebraska corporation

Saunders County Disposal, Inc., a Nebraska corporation

Ritter's Sanitary Service, Inc., a Minnesota corporation

Management Environmental National, Inc., a Washington corporation

RH Financial Corporation, a Washington corporation